UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2009

InSite Vision Incorporated
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14207	94-3015807
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

965 Atlantic Avenue Alameda, California 94501
(Address of principal executive offices) (Zip Code)

(510) 865-8800
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                      Compensatory Arrangements of Certain Officers.

On April 23, 2009, the Stock Plan and Compensation Committee of the Board of Directors (the “Compensation Committee”) of InSite Vision Incorporated (the “Company”) approved a Severance Plan (the “Severance Plan”) to provide severance protections for certain eligible employees of the Company.  Among other participants, the Compensation Committee designated Louis Drapeau, the Company’s interim Chief Executive Officer and Chief Financial Officer, Lyle M. Bowman, the Company’s Vice President, Development, and David F. Heniges, the Company’s Vice President and General Manager, Commercial Opportunities, as participants in the Severance Plan.

The following summary of the Severance Plan is qualified in its entirety by reference to the text of the Severance Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

If, during the term of the Severance Plan, a participant’s employment with the Company is terminated by the Company without “cause” (as such term is defined in the Severance Plan), the participant will generally be entitled to receive (1) a lump sum severance payment equal to the participant’s annual base salary rate multiplied by the participant’s “severance multiplier,” and (2) payment by the Company of the participant’s premiums for continued medical and other welfare benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a number of months determined by multiplying the participant’s severance multiplier by twelve.  The severance multiplier for each of Messrs. Drapeau and Bowman is one (1), and the severance multiplier for Mr. Heniges is one-half (0.5).

If, during the term of the Severance Plan, a participant’s employment with the Company is terminated by the Company without cause or by the participant for “good reason” within 90 days before, or within two years after, the occurrence of a “change in control” of the Company, then, in lieu of the benefits described above, the participant will generally be entitled to receive (1) a lump sum severance payment equal to the sum of (a) the participant’s annual base salary rate multiplied by the participant’s “change in control severance multiplier” plus (b) the participant’s target bonus for the year in which the termination occurs (or, if the participant does not have a target bonus opportunity for such year, the average annual cash bonus paid to the participant for the three preceding fiscal years), (2) payment by the Company of the participant’s premiums for continued medical and other welfare benefits pursuant to COBRA for a number of months determined by multiplying the participant’s change in control severance multiplier by twelve, and (3) full accelerated vesting of the participant’s stock options and other equity-based awards, with a six-month extension of the period to exercise stock options.  (For these purposes, the term “change in control” is defined in the Severance Plan and the term “good reason” is defined in each participant’s Severance Plan participation agreement).  However, in the case of Mr. Drapeau, he will be entitled to the benefits described in this paragraph upon the occurrence of a change in control regardless of whether his employment is terminated in connection with the change in control; provided, however, that in order to receive such benefits, Mr. Drapeau must agree to provide reasonable transition services following the change in control for a period of thirty days.  The change in control severance multiplier for each of Messrs. Drapeau and Bowman is one and one-half (1.5), and the change in control severance multiplier for Mr. Heniges is one (1).

A participant’s right to receive benefits under the Severance Plan is subject to the participant’s execution of a release of claims in favor of the Company upon the termination of the participant’s employment.  Participants are generally not obligated to seek new employment to mitigate the Company’s severance obligations under the Severance Plan.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	InSite Vision Incorporated Severance Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INSITE VISION INCORPORATED
(Registrant)

		By:	/s/ Louis Drapeau
Date:	April 29, 2009		Louis Drapeau
Interim Chief Executive Officer, Vice President and Chief Financial Officer